UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12

COMMVAULT SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The following employee communication may be provided to stockholders of Commvault Systems, Inc. (“Commvault”).

Team -

Earlier today, Starboard Value LP, a Commvault shareholder, informed us that it was nominating six candidates to stand for election to our Board of Directors. You can read our response here.

I’d like to take a moment to provide a little more context. As we do with other Commvault shareholders, we talked with Starboard to understand their views and perspectives. They support our team and are excited about our technology.

We also shared the important progress we have made to deliver on our simplify, innovate and execute priorities over the past year. Particularly, our streamlined processes; strengthened go-to-market execution; and our bolstered portfolio, which includes our latest cloud-focused feature release, the addition of our Metallic SaaS offering, and our software-defined storage growth driver, Hedvig. You should be proud because we couldn’t have done it without your support. I know I am. And, I thank you for continuing to execute on our operating priorities, particularly in the face of the unprecedented COVID-19 pandemic.

While we have a strong Board in place, we will consider whether Starboard’s candidates are additive to our Board, company and shareholders. We will provide additional updates in advance of our Annual Meeting. Until then, it is business as usual for us.

I’ll leave you with this – the Board, leadership team and I are confident in our ability to navigate the current macroeconomic challenges and to continue to support each other and our customers.

Thank you for your hard work and dedication to Commvault.

Thank you,
Sanjay

Additional Information
Commvault intends to file a proxy statement and proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with its solicitation of proxies for its 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting"). COMMVAULT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Commvault with the SEC without charge from the SEC's website at www.sec.gov.

Certain Information Regarding Participants
Commvault, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Commvault's stockholders in connection with the matters to be considered at the 2020 Annual Meeting. Information regarding the ownership of Commvault's directors and executive officers in Commvault stock is included in their SEC filings on Forms 3, 4, and 5, which can be found through the SEC's website at www.sec.gov. Information can also be found in Commvault's other SEC filings. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Safe Harbor Statement
This document may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see Commvault's filings with the SEC, including those discussed in Commvault's most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC's website at www.sec.gov. Statements regarding Commvault's beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements.  The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.